Exhibit 4

Power of Attorney

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Gregory Gubitz and Graysanne Bedell, signing singly and not jointly, as the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or beneficial owner of common stock of DepoMed, Inc. (the “Issuer”), the Statement on Schedule 13D and any amendments thereto, in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Statement on Schedule 13D and any amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Securities Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Amendments to the Statement on Schedule 13D with respect to the undersigned’s holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 29 day of April, 2003.

MDS Capital Corp.
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Sr. Vice-President and Secretary	Vice-President—Legal

MDS Life Sciences Technology Fund II NC Limited Partnership By: MDS LSTF II (NCGP) Inc., its General Partner
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President and Director	Secretary

MDS Life Sciences Technology Fund II Quebec Limited Partnership By: MDS LSTF II (QGP) Inc., its General Partner
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President	Secretary

MLII Co-Investment Fund NC Limited Partnership By: MLII (NCGP) Inc., its General Partner
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President and Director	Secretary

SC Biotechnology Development Fund LP By: SC (GP) Inc., its General Partner
By:	/s/ EVE WILSON	/s/ WILLIAM WALMSLEY

Name:	Eve Wilson	William Walmsley
Title:	Directors of Cardinal Investments Limited, Director of SC (GP) Inc.

MDS LSTF II (NCGP) Inc.
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President and Director	Secretary

MDS LSTF II (QGP) Inc.
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President	Secretary

MLII (NCGP) Inc
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President and Director	Secretary

SC (GP) Inc.
By:	/s/ EVE WILSON	/s/ WILLIAM WALMSLEY

Name:	Eve Wilson	William Walmsley
Title:	Directors of Cardinal Investments Limited, Director of SC (GP) Inc.

MDS Health Ventures Management Inc.
By:	/s/ MICHAEL CALLAGHAN	/s/ RICHARD LOCKIE

Name:	Michael Callaghan	Richard Lockie
Title:	Vice-President	Vice-President

/s/ MICHAEL CALLAGHAN

Michael Callaghan

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